                                                                    EXHIBIT 3.47

                            CERTIFICATE OF FORMATION
                                       OF
                               NRG BAYOU COVE LLC

         The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

         1.       Name: The name of the limited liability company is NRG Bayou
Cove LLC.

         2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. Organizer: The name and address of the sole organizer of the limited liability company is Karin M. Wentz, NRG Energy, Inc., 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Bayou Cove LLC this 7th day of September, 2001.

                                             /s/ Karin M. Wentz
                                             ----------------------------------
                                             Karin M. Wentz
                                             Authorized Person